EXHIBIT 14

INTEGRATED PHARMACEUTICALS INC.

FINANCIAL CODE OF ETHICS

1.	General Philosophy

To deter wrongdoing and to promote honest and ethical conduct, compliance with applicable laws and regulations, avoidance of conflicts of interest and full, fair, accurate, timely and understandable disclosure in IntePharm’s public filings and communications, IntePharm has approved this Financial Code of Ethics to codify certain standards to which the Senior Financial Officers will be held accountable and certain specific duties and responsibilities applicable to the Senior Financial Officers. As the professional and ethical conduct of the Senior Financial Officers is essential to the proper conduct and success of IntePharm’s business, the Senior Financial Officers must adhere to the standards, duties and responsibilities set forth in this Financial Code of Ethics for Financial Officers in addition to adhering to IntePharm’s General Code of Ethics.

2.	Applicability

This Financial Code of Ethics shall apply to IntePharm’s Senior Financial Officers. “Senior Financial Officers” shall include the CEO, the CFO, the principal accounting officer or controller, or persons performing similar functions, including IntePharm’s Treasurer. In the event of the change of an officer’s title or designation as a principal officer, or the addition of an officer to the foregoing definition, any officer performing a similar function shall be included.

3.	Standards of Conduct

To the best of their knowledge and ability, the Senior Financial Officers shall:

•
Act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. Each Senior Financial Officer shall handle all conflicts of interest between his or her personal and professional relationships in an ethical and honest manner, and shall disclose in advance to the Chairperson of the Audit Committee (or, if there is then no Audit Committee, to the Chairman of the Board of Directors) any transaction or relationship that reasonably could be expected to give rise to an actual or apparent conflict of interest between IntePharm and such Senior Financial Officer. The Audit Committee (or, if there is then no Audit Committee, the Board of Directors) shall thereafter take such action with respect to the conflict of interest as it shall deem appropriate. For purposes of this Financial Code of Ethics, a “conflict of interest” will be deemed to be present when an individual’s private interest interferes in any way, or even appears to interfere, with the interests of IntePharm as a whole.

•
Provide full, fair, accurate, timely, and understandable disclosure in reports and documents that IntePharm files with, or submits to, the Securities and Exchange Commission (“Commission”) and in other public communications made by IntePharm. Each Senior Financial Officer will use his or her best efforts to ensure the timely and understandable disclosure of information that, in all material respects, is accurate, complete, objective and relevant in all reports and documents IntePharm files with, or submits to, the SEC or in other public communications that IntePharm makes. As part of this undertaking, each Senior Financial Officer will periodically consider the adequacy and effectiveness of IntePharm’s “internal controls” and “disclosure controls and procedures” (as such terms are defined or used in rules proposed or adopted by the SEC);

•	Comply with applicable governmental laws, rules and regulations (“Laws”);

•
Promote the prompt internal reporting of violations of this Financial Code of Ethics to the chair of the Audit Committee of the board of directors (or, it there is not then an Audit Committee, to the Chairman of the Board) and to the appropriate person or persons identified in IntePharm’s General Code of Ethics;

•
Respect the confidentiality of information acquired in the course of employment and shall not disclose such information, except when the Senior Financial Officer believes he or she is authorized or legally obligated to disclose the information. No Senior Financial Officer may use confidential information acquired in the course of his or her work for his or her personal advantage;

•	Maintain the skills necessary and relevant to IntePharm’s needs;

•	Provide this code of ethics policy to new accounting, finance, and investor relations employees as part of their training manual;

•
Promote, as appropriate, contact by employees via email directly with the chair of the Audit Committee of the board of directors (or, if there is then no Audit Committee, to the Chairman of the Board of Directors) for any issues concerning improper accounting or financial reporting of IntePharm without fear of retaliation; and

•	Proactively promote ethical and honest behavior within IntePharm and its consolidated subsidiaries.

•	Responsibly use and exercise judicious control over all assets and resources of IntePharm that such Senior Financial Officer employs or that IntePharm has entrusted to such Senior Financial Officer.

•	No Senior Financial Officer may take or direct or allow any other person to take or direct any action to fraudulently influence, coerce, manipulate or mislead IntePharm’s independent auditing firm.

•
No Senior Financial Officer may engage IntePharm’s auditing firm to perform audit or non-audit services without the Audit Committee’s pre-approval (or, if there is then no Audit Committee, the pre-approval of the Chairman of the Board of Directors).

All Senior Financial Officers are expected to adhere to both the IntePharm General Ethics Policy and this Financial Code of Ethics. To the fullest extent possible, the General Ethics Policy and this Financial Code of Ethics should be read to supplement one another. If there is a conflict between the General Ethics Policy and this Financial Code of Ethics, then this Financial Code of Ethics will control. Any violation of this Financial Code of Ethics will be subject to appropriate discipline, up to and including dismissal from IntePharm and prosecution under the law.

4.	Reporting Violations

If any person believes that a Senior Financial Officer has violated this Financial Code of Ethics or IntePharm has or is about to violate a Law, or a Senior Financial Officer believes that he or she is being asked to violate this Financial Code of Ethics or any Law in the performance of his or her duties for IntePharm, then the matter should be promptly reported to the Chairperson of IntePharm’s Audit Committee (or, if there is then no Audit Committee, to the Chairman of the Board of Directors). The Chairperson of the Audit Committee (or, if there is then no Audit Committee, the Chairman of the Board of Directors) will take appropriate steps to maintain the confidentiality of the reporting person’s identity, to the extent that the Chairperson can do so consistent with IntePharm’s obligations to investigate and remedy the matter and, if appropriate, to report the matter to government officials. Persons may report violations of this Financial Code of Ethics on an anonymous basis. No retribution will be taken against a person for reporting, in good faith, a violation or suspected violation of this Financial Code of Ethics.

5.	Interpretation and Enforcement

IntePharm’s Audit Committee (or, if there is then no Audit Committee, the Board of Directors) is responsible for overseeing the interpretation and enforcement of this Financial Code of Ethics.

Promptly after (i) a Senior Financial Officer or other person reports that a Senior Financial Officer has or is about to violate this Financial Code of Ethics or a Law, (ii) a Senior Financial Officer reports that he or she is being asked to violate this Financial Code of Ethics or any Law in the performance of his or her duties for IntePharm, or (iii) any person requests a waiver of or change in this Financial Code of Ethics, the Audit Committee (or, if there is then no Audit Committee, the Board of Directors) shall consider such matter in executive session.

Each Senior Financial Officer will be held accountable for his or her adherence to this Financial Code of Ethics by IntePharm’s Board of Directors and appropriate committees thereof. A Senior Financial Officer’s failure to adhere to this Financial Code of Ethics will be subject to appropriate disciplinary action, ranging from warnings to possible termination or removal, to prosecution under Law.

Only IntePharm’s Audit Committee (or, if there is then no Audit Committee, only the Board of Directors) may waive or amend this Financial Code of Ethics. All waivers and amendments of this Financial Code of Ethics must be publicly disclosed in a manner that complies with the requirements of the SEC, the listing standards of any exchange or inter-dealer quotation system on which the common stock of IntePharm is then listed, and other applicable Laws.

- -

CODE OF ETHICS for SENIOR FINANCIAL OFFICERS ACKNOWLEDGEMENT OF RECEIPT

I have read and understand the responsibilities and ethics associated with my financial role at IntePharm Technologies and agree to uphold the standards of conduct as set forth in this document. I have also received contact information for Chinmay Chatterjee, Chairman of the Board of Directors[; and for ______________, Chair of the Audit Committee].

Print Name	Signature

Title	Date